Exhibit 99.1
Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

DANIEL J. ENGLANDER NAMED TO HEALTHWAYS BOARD OF DIRECTORS

NASHVILLE, Tenn. (March 17, 2014) – The Board of Directors of Healthways (NASDAQ: HWAY), the largest independent global provider of well-being improvement solutions, said today that it has named Daniel J. Englander, founder and managing partner of Ursula Capital Partners, as a Director.  Mr. Englander will join the Board immediately and also stand for election at the Company's 2014 annual meeting.

"Dan brings an experienced independent investor and financial perspective to our Board," said John W. Ballantine, Chairman of the Healthways Board.  "He has been an investor in Healthways since 2005, knows our business well and understands the markets for our well-being improvement solutions.  We look forward to working with him as he provides additional strategic, financial and public markets insight into the Board's deliberations."

Mr. Englander, 44, founded Ursula Capital Partners, a New York City-based investment firm, in 2004 and currently serves as its managing partner.  Previously, he served as a managing director and a partner with Allen & Company, a New York City-based investment banking firm, where he served for more than ten years.  He currently also serves as a director at two public companies, America's Car-Mart, Inc. (NASDAQ: CRMT) and Copart, Inc. (NASDAQ: CPRT).  He holds a B.A. from Yale University.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 45 million people on four continents. Learn more at www.healthways.com.

Important Additional Information

Healthways, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Healthways stockholders in connection with the matters to be considered at the Company's 2014 Annual Meeting of Stockholders. Healthways intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Healthways stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company's directors and executive officers in Healthways securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Healthways with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.healthways.com.